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                                                                   Exhibit 10.10

                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

       This Amended and Restated Stock Purchase Agreement (the "Agreement")
dated as of June   , 2000 between IFX ONLINE, INC., a Delaware corporation
("Company") and LEE CASTY, a resident of Illinois ("Purchaser"), amends and restates in its entirety the Stock Purchase Agreement (the "Prior Agreement") dated as of February 23, 2000 between Company and Purchaser.

       WHEREAS, as of the date of the Prior Agreement, (i) Company held 2,736,925 shares of Class A Convertible Preferred Stock (the "Yupi Preferred Stock") of Yupi Internet, Inc. ("Yupi") convertible into the Common Stock, par value $0.01 per share of Yupi (the "Yupi Common Stock"), at the option of Company, (ii) Company was in need of funds to provide additional working capital for its operations, and (iii) a registration statement for the initial public offering of Yupi Common Stock had been filed with the Securities and Exchange Commission;

       WHEREAS, pursuant to the Prior Agreement, Purchaser purchased from Company for an aggregate cash purchase price of $5,000,000, a number of shares of Yupi Common Stock based on the value of such shares on an initial public offering of stock or certain other events, which value in the absence of an initial public offering might not be determined until February 24, 2001;

       WHEREAS, as of the date of this Agreement there has been no public offering of the Yupi Common Stock; and

       WHEREAS, Company and Purchaser agree that the Prior Agreement needs to be clarified with respect to events occurring if there is no initial public offering of Yupi Common Stock and no change in control of Yupi prior to February 24, 2001.

       NOW THEREFORE, the parties hereto agree as follows:

1.     Definitions.
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       "Allocation Date" means for each of the Purchaser Shares, the earlier of
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five business days after (i) the end of the Holding Period; (ii) the date of the sale of each such Purchaser Share, except for any sales pursuant to Sections 5 and 6 of this Agreement, and (iii) the Purchaser

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"collars" a Purchaser Share or enters into any other transaction that effectively locks in his profits on the such Purchaser Share (i.e., a "short against the box").

       (c)   "Holding Period" means the period from February 23, 2000 until
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February 24, 2001.

       (d)   "IPO" means the earlier of (i) the closing date of the initial
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public offering of shares of Yupi Common Stock; and (ii) the closing date of a change of control of Yupi (including (A) the sale of a controlling interest by the current holders of Yupi of the outstanding shares of Yupi stock, (B) the sale of all or substantially all of the assets of Yupi, or (C) a merger of Yupi with another entity if the current holders of Yupi do not have a controlling interest in the surviving entity.

       (e)   "IPO Price" means (i) in the event of an initial public offering
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on or before August 23, 2000, the purchase price per share of Yupi Common Stock as shown on the final prospectus for the initial public offering; (ii) if there has been no initial public offering by August 23, 2000, and (A) there has been a change of control of Yupi on or before August 23, 2000, the lesser of (1) the effective per share consideration paid by the purchaser in the change of control and (2) $700 million divided by the fully diluted number of shares of Yupi Common Stock issued and outstanding on the business day after the change in control, or (B) there has been no change of control of Yupi on or before August 23, 2000, 50% of the purchase price per share received by Yupi in a Private Sale of any securities of Yupi (including Yupi Common Stock) convertible into or exchangeable for Yupi Common Stock that was most recently completed prior to the date on which the IPO Price is being determined; or (iii) in the event of a sale of the Company's shares of Yupi Common Stock which triggers Purchaser's rights under Section 6 (whether or not Purchaser chooses to exercise such rights) and for which the Company does not exercises its rights under Section 5, 70% of the net price Purchaser is entitled to receive from such sale for the Purchaser Shares that he has the right to sell.

       "Market Value" means (i) if there is no IPO, 90% of the purchase price
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per share received by Yupi in a Private Sale of any securities of Yupi
(including Yupi Common Stock) convertible into or exchangeable for Yupi Common Stock that was most recently completed prior to the date on which Market Value is being determined; or (ii) if there is an IPO or the Purchaser now holds Recapitalization Securities, the average of the last reported sales price of the Yupi Common Stock or Recapitalization Securities on the NASDAQ Stock Market or on any national or regional securities exchange on which such securities are listed or admitted to unlisted trading privileges, as reported for each of the 10 consecutive trading days ending on the 10th trading date prior to any determination date, or (if such Yupi Common Stock or Recapitalization Securities are not so listed or admitted) the last reported sales price reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc., or (if such Recapitalization Securities are

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not so listed or quoted) at such price determined by Company's Board of
Directors, in good faith.(g).

       (h)   "Private Sale" means a bona fide, arms' length sale by Yupi of its
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securities to one or more purchasers, which sale is effected without registration under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act"), pursuant to an exemption from registration provided by Section 4(2) of
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the Securities Act, Regulation D or Rule 144A promulgated under the Securities
Act, or another provision of the Securities Act or any rule or regulation promulgated by the Securities and Exchange Commission; provided, however, that a
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Private Sale excludes issuances of Yupi Common Stock or other securities, or grants of options or warrants to acquire Yupi Common Stock or other securities (and the issuance of Yupi Common Stock or other securities upon exercise of the same), to employees, directors or consultants of Yupi pursuant to any equity incentive, bonus or other compensatory plan.

       (i)   "Purchaser Shares" means the shares of Yupi Preferred Stock
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purchased by Purchaser pursuant to Section 2 of this Agreement.

       (j)   "Recapitalization Securities" means any securities issued in
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exchange for Yupi Preferred Stock or Yupi Common Stock as a result of a tender offer, exchange offer, business combination or other similar event relating to Yupi.

       "Sales Price" means the price per share of each Purchaser Share sold by
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Purchaser or if the Purchaser has not sold all or any of the Purchaser Shares on or before the Allocation Date, the Market Value per share on the Allocation (l) Date; provided, however, that if Purchaser "collars" any of the Purchaser Shares or enters into any other transaction that effectively locks in his profits on such Purchaser Shares (i.e., a "short against the box"), such transaction shall determine the Sales Price of such Purchaser Shares for all purposes hereunder.

       (m)   "Yupi Common Stock" means the common stock, par value $.01 per
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share of Yupi.

       (n)   "Yupi" means Yupi Internet, Inc., a Florida corporation.
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2.     Purchase.  Pursuant to the Prior Agreement, Purchaser has purchased from
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Company for $5,000,000 in cash, 500,000 shares of Yupi Preferred Stock for the
Purchase Price per share of $10.00.

3.     Adjustment of Share Amount. Upon the earlier of (i) August 23, 2000, if
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there has been no sale pursuant to Section 5 hereof, and (ii) the IPO, if the
IPO Price is greater than the Purchase Price, then Purchaser shall transfer to Company, or if the IPO Price is less than the Purchase Price, then Company shall transfer to Purchaser; the amount of shares of Yupi Common Stock

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equal to the difference between (i) 500,000 and (ii) $5,000,000 divided by the
IPO Price. The number of shares to be returned by Purchaser to Company or distributed from Company to Purchaser shall be equitably adjusted in the event of a stock split by Yupi (or a change in the conversion ratio with respect to the Preferred Stock) or any other similar transaction from and after the date of this Agreement.

4.     Allocation of Sales Price.  The Sales Price for each share of Yupi Common
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Stock acquired by Purchaser pursuant to this Agreement and not sold by Purchaser pursuant to Sections 5 and 6 hereof shall be allocated on its Allocation Date as follows:

       (a) if the Sales Price is less than 250% of the IPO Price, then Purchaser may retain the entire Sales Price;

       (b) if the Sales Price is 250% or more of the IPO Price, then Purchaser shall pay in cash to Company, the amount determined by multiplying 0.25 by the Sales Price minus 250% of the IPO Price; and

       (c) if the Sales Price is 300% or more of the IPO Price, then Purchaser shall pay in cash to Company (in addition to the amount payable pursuant to Section 4(b), the amount determined by multiplying 0.25 the Sales Price minus 300% of the IPO Price.

5.     Drag-Along Rights. If there has been no IPO and the Company enters into
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an agreement (including an agreement in principle) to sell 50% or more of its shares of Yupi Common Stock to any purchaser or group of purchasers in a single arms-length transaction or related series of arms-length transactions with an independent third party or group of independent third parties, the Company may require that the Purchaser sell all of its Purchaser Shares to such purchaser or group of purchasers at a net price and on terms and conditions the same as those on which the Company has agreed to sell its shares of Yupi Common Stock; provided, however, that, notwithstanding the foregoing, the Company shall not be
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entitled to require the Purchaser to sell his Purchaser Shares if the contemplated transaction would result in a rate of return for the Purchaser on his $5,000,000 investment of less than 30%, unless the Company makes a cash payment to the Purchaser in such amount as to provide the Purchaser with a rate of return on his investment of 30%. The Company shall give prompt notice to the Purchaser that Company has entered into an agreement of the type described in this Section 5.

6.     Tag-Along Rights. If prior to an IPO, the Company enters into an
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agreement (including an agreement in principle) to sell 50% or more of its shares of Yupi Common Stock to any purchaser or group of purchasers in a single arms-length transaction or related series of arms-length transactions with an independent third party or group of independent third parties, the Company shall permit Purchaser to sell the same percentage of his Purchaser Shares that Company is selling to such purchaser or group of purchasers at a net price and on

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terms and conditions the same as those on which the Company has agreed to sell its shares of Yupi Common Stock. The Company shall give prompt notice to the Purchaser that Company has entered into an agreement of the type described in this Section 6.

7.     Execution of Documents. Each of Company and Purchaser agrees to execute
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and deliver such documents, instruments and agreements, and do and take such actions, as the other party, purchasers pursuant to Sections 5 and 6 hereof, Yupi or Yupi's transfer agent reasonably requires or may request in order to effect the transfer of such Yupi Common Stock pursuant to this Agreement.

8.     Notices.  Unless otherwise specifically provided herein, any notice or
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other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex or three (3) business days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purpose hereof, the addresses of Company and Purchaser (until notice of a change thereof is delivered as provided in this Section 8) shall be as follows:

           If to Company, to:               If to Purchaser, to:
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           IFX Corporation                  Lee Casty
           15050 NW 79 CT                   French American Securities, Inc.
           SUITE 200                        707 Skokie Blvd., 5th Floor
           Miami Lakes, FL 33016160         Northbrook, IL 60062
           Attn:  President

9.     Applicable Law.  This Agreement shall be governed by the laws of the
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State of Illinois in all respects (without reference to conflicts of law principles), including matters of construction, validity and performance, and that none of its terms or provisions may be waived, altered, modified or amended except as Purchaser may consent thereto in writing duly signed for and on its behalf.

10.    Indemnification.  The Company agrees to indemnify and hold Purchaser
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harmless against any losses, claims, damages or liabilities (including reasonable attorney's fees) to which Purchaser becomes subject in connection with any matter referred to in this Agreement or arising out of the matters contemplated by this Agreement; provided, however, that this indemnification shall not be applicable to any of such losses, claims, damages or liabilities which arise out of Purchaser's negligence or misconduct.

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11.    Jurisdiction and Venue.  Company and Purchaser hereby agree that all
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actions or proceedings initiated by either Company or Purchaser and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in United States Federal or state courts located in Chicago, Illinois (the "Courts"). Company and Purchaser expressly submit and consent in advance to such jurisdiction, agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to Company and Purchaser, and hereby waive any claim that any of the Courts is an inconvenient forum or an improper forum based on lack of venue.

12.    Assignability.  This Agreement is assignable by either party so long as
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the assignee is reasonable acceptable to the other party and the assignee agrees to accept the terms and conditions of this Agreement.

       IN WITNESS WHEREOF, Company and Purchaser have executed and delivered this Agreement as of the day and year and the place first above written.

                                      IFX ONLINE, INC., a Delaware corporation



                                      By: /s/ Joel Eidelstein
                                          ------------------------------
                                         Name: Joel Eidelstein
                                         Title: President

                                      /s/ Lee Casty
                                      ----------------------------------
                                      Lee Casty

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